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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                      [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12



                             SEMOTUS SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
(5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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
                             SEMOTUS SOLUTIONS, INC.
                         718 UNIVERSITY AVE., SUITE 202
                           LOS GATOS, CALIFORNIA 95032
                                 (408) 399-6120

                  NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 21, 2006

Dear Semotus Solutions, Inc. Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Semotus Solutions, Inc. ("we", "our" or the "Company"). We will be holding the Annual Meeting at the Company's offices located at 718 University Ave., Suite 202, Los Gatos, CA 95032, on September 21, 2006, at 2:30 p.m., Pacific Time.

     At the 2006 Annual Meeting, we will ask you to:

     1. Elect four (4) directors each to serve on our Board of Directors until the 2007 Annual Meeting of Stockholders or until his successor is duly elected and qualified;
     2. Ratify the appointment of L.L. Bradford & Company, LLC as our independent accountants for the fiscal year ending March 31, 2007;
     3. Approve an amendment of our Amended Articles of Incorporation to effect a reverse stock split in a ratio ranging from one-for-ten to one-for-twenty of all our issued, outstanding and authorized shares of our common stock;
     4. Approve an amendment of our Amended Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000 (on a pre-split basis); and
     5. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Enclosed with this letter is a Proxy Statement, a proxy card and a return envelope. Also enclosed is our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006.

     Only holders of common stock of the Company of record at the close of business on July 24, 2006 are entitled to vote at the Annual Meeting. The Board of Directors of the Company is soliciting the proxies.

     Your vote is very important to us regardless of the number of shares that you own. All stockholders, whether or not you expect to attend the Annual Meeting, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope, or follow the instructions provided for voting by phone or the Internet. The prompt return of proxies or vote by phone or Internet will ensure a quorum and save the Company the expense of further solicitation. Each proxy granted may be revoked by the stockholder appointing such proxy at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or addresses, each such proxy card should be signed and returned to ensure that all of your shares will be voted. If you elect to vote by phone or the Internet, the last vote you submit chronologically (by any means) will supersede your prior vote(s). Also, if you vote by phone or the Internet, and later decide to attend the Annual Meeting, you may cancel your previous vote and vote in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Anthony N. LaPine
Anthony N. LaPine
CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD


Los Gatos, California
July 25, 2006

                             SEMOTUS SOLUTIONS, INC.
                         718 UNIVERSITY AVE., SUITE 202
                           LOS GATOS, CALIFORNIA 95032
                                 (408) 399-6120

                                 PROXY STATEMENT

                   FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 21, 2006

                               GENERAL INFORMATION

     This proxy statement provides information that you should read before you vote on the proposals that will be presented to you at the 2006 Annual Meeting of Semotus Solutions, Inc. (the "Company", "we" or "our"). The 2006 Annual Meeting will be held on September 21, 2006 at the Company's offices located at 718 University Ave., Suite 202, Los Gatos, CA 95032.

     This proxy statement provides detailed information about the 2006 Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information. The Board of Directors of Semotus is soliciting these proxies.

     At the Annual Meeting, you will be asked to vote on the following proposals:

     1. Elect four (4) directors each to serve on our Board of Directors until the 2007 Annual Meeting of Stockholders or until his successor is duly elected and qualified;
     2. Ratify the appointment of L.L. Bradford & Company, LLC as our independent accountants for the fiscal year ending March 31, 2007;
     3. Approve an amendment of our Amended Articles of Incorporation to effect a reverse stock split in a ratio ranging from one-for-ten to one-for-twenty of all our issued, outstanding and authorized shares of our common stock;
     4. Approve an amendment of our Amended Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000 (on a pre-split basis); and
     5. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR, FOR RATIFICATION OF THE APPOINTMENT OF L.L. BRADFORD & COMPANY, LLC AS INDEPENDENT PUBLIC ACCOUNTANTS, FOR THE REVERSE STOCK SPLIT, FOR THE INCREASE IN AUTHORIZED COMMON SHARES, AND FOR THE APPROVAL OF EACH OF THE OTHER PROPOSALS.

     On August 2, 2006, we will begin mailing this proxy statement to people who, according to our records, owned shares of our common stock as of the close of business on July 24, 2006. We have mailed with this proxy statement a copy of our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006.

              INFORMATION ABOUT THE 2006 ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

     The Annual Meeting will be held at our corporate headquarters located at 718 University Ave., Suite 202, Los Gatos, CA 95032, on September 21, 2006, at 2:30 p.m., Pacific Time.

THIS PROXY SOLICITATION

     We are sending you this proxy statement because our Board of Directors (the "Board") is seeking a proxy to vote your shares at the Annual Meeting. This proxy statement is intended to assist you in deciding how to vote your shares. On August 2, 2006, we will begin mailing this proxy statement and the accompanying proxy card and Annual Report on Form 10-KSB to all people who, according to our stockholder records, owned shares at the close of business on July 24, 2006. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of this proxy statement, proxy card and the Annual Report on Form 10-KSB so that such record holders could supply these materials to the beneficial owners as of July 24, 2006.

     Proxies may also be solicited personally by our officers or directors at nominal cost. We may also retain, and pay a fee to, one or more other professional proxy solicitation firms to solicit proxies from our stockholders. We will bear the entire cost of this proxy solicitation.

VOTING YOUR SHARES

     You may vote your shares at the Annual Meeting by completing and returning the enclosed proxy card, or by voting in person at the Annual Meeting. Additionally, you may be able to vote by phone or via the internet, as described below.

     Whether or not you plan to attend the Annual Meeting, please take the time to vote. Votes may be cast:

     o    by traditional paper proxy card;
     o    by phone;
     o    via the Internet; or
     o    in person at the Annual Meeting.

     Please take a moment to read the instructions, choose the way to vote that you find most convenient and cast your vote as soon as possible.

     VOTING BY PROXY CARD. If proxies in the accompanying form are properly executed and returned, the shares of our common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of our common stock represented by the proxies will be voted (i) FOR the election of the nominees named below as directors of the Company; (ii) FOR the ratification of the appointment of L.L. Bradford & Company, LLC as independent accountants for the year ending March 31, 2007; (iii) FOR the reverse stock split, (iv) FOR the increase in authorized common stock, and (v) in the discretion of the persons named in the enclosed form of proxy on any other proposals which may properly come before the Annual Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Annual Meeting. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment. IF YOU DECIDE TO VOTE BY PROXY, THE PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING TO BE HELD ON SEPTEMBER 21, 2006.

     VOTING BY PHONE OR VIA THE INTERNET. If you are a stockholder of record (that is, if your shares of our stock are registered with us in your own name), you may vote by phone, or through the Internet, by following the instructions included with the enclosed proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by phone or the Internet. If so, the voting form your nominee sent you will provide phone and Internet voting instructions. The last vote you submit chronologically (by any means) will supersede your prior vote(s). Also, if you vote by phone or the Internet, and later decide to attend the Annual Meeting, you may cancel your previous vote and vote in person at the Annual Meeting.

     The deadline for voting by phone or through the Internet as a stockholder of record is 11:59 p.m., EDT, on September 20, 2006. For stockholders whose shares of our common stock are registered in the name of a broker or other nominee, please consult the voting instructions provided by your broker for information about the deadline for voting by phone or through the Internet.

     VOTING IN PERSON. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us by the Annual Meeting. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares of our common stock at the Annual Meeting in accordance with the instructions you give on the proxy card.

     Attendance at the Annual Meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the Annual Meeting, we encourage you to submit the proxy card in advance to ensure the representation of your shares at the Annual Meeting.

     If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on all routine proposals.

VOTE REQUIRED FOR APPROVAL

     SHARES ENTITLED TO VOTE. On July 24, 2006 (the "Record Date"), 35,549,095 shares of our common stock were issued and 34,932,898 shares of our common stock were outstanding. Each share of our common stock issued and outstanding on the Record Date will be entitled to one vote on each of the proposals.

     QUORUM. The quorum requirement for holding the meeting and transacting business at the Annual Meeting is that a majority of the issued and outstanding shares of our common stock on the Record Date be present in person or represented by proxy and entitled to be voted. Accordingly, 17,466,450 shares of our common stock must be present in person or by proxy for a quorum to be present. If a quorum is not present, a vote cannot occur. Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum.

     VOTES REQUIRED. In the election of directors, the four persons receiving the highest number of "FOR" votes will be elected. Proposal 2 requires the affirmative "FOR" vote of a majority of those shares present and entitled to vote on such proposal. Proposals 3 and 4 require the affirmative "FOR" vote of a majority of the votes cast.

ADDITIONAL INFORMATION

     We are mailing our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006, including consolidated financial statements, to all stockholders entitled to vote at the Annual Meeting together with this proxy statement. The Annual Report on Form 10-KSB does not constitute a part of the proxy solicitation material. The Annual Report on Form 10-KSB tells you how to get additional information about us.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS



Nominees for election to the Board are:

Anthony N. LaPine
Robert Lanz
Mark Williams
Laurence W. Murray

     Each director will be elected to serve for a one-year term, unless he resigns or is removed before his term expires, or until his replacement is elected and qualified. All of the four nominees are currently members of the Board and have consented to serve as directors if re-elected. Anthony N. LaPine is our President and Chief Executive Officer. More detailed information about each of the nominees is available in the section of this proxy statement titled "Directors and Executive Officers".

     There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named directors was selected as a director of the Company.

     If any of the nominees cannot serve for any reason (which is not anticipated), the Board may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the Board may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

     The Board has established the size of the Board at four members. Proxies for the Annual Meeting may not be voted for more than four directors.


BOARD RECOMMENDATION

     The Board unanimously recommends a vote "FOR" each of the nominees to the Board.

                                   PROPOSAL 2:

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board has appointed L.L. Bradford & Company, LLC, an accounting firm of independent certified public accountants, to act as independent accountants for our Company and its consolidated subsidiaries for our fiscal year ending March 31, 2007. The Board believes that L.L. Bradford & Company's experience with and knowledge of our Company are important, and would like to continue this relationship. L.L. Bradford & Company has advised our Company that the firm does not have any direct or indirect financial interest in our Company or any of its subsidiaries, other than its capacity as our independent certified public accountants providing auditing and accounting services.

     In making the recommendation for L.L. Bradford & Company to continue as our Company's independent accountants for the fiscal year ending March 31, 2007, our management team and the Audit Committee reviewed past audit results and the audit and non-audit services, if any, proposed to be performed during fiscal year 2007. In selecting L.L.Bradford & Company, the Audit Committee and the Board carefully considered L.L. Bradford & Company's independence.

     L.L. Bradford & Company has confirmed to us that it is in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission ("SEC") governing auditor independence.

     A representative of L.L. Bradford & Company is expected to attend the Annual Meeting. This representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from stockholders.


RECOMMENDATION

     The Board unanimously recommends a vote "FOR" ratification of the appointment of L.L. Bradford & Company, LLC.

                                   PROPOSAL 3:

  AMENDMENT OF OUR AMENDED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT IN A RATIO RANGING FROM ONE-FOR-TEN TO ONE-FOR-TWENTY OF ALL OUTSTANDING
                    AND AUTHORIZED SHARES OF OUR COMMON STOCK

INTRODUCTION

     We propose to amend our Amended Articles of Incorporation (the "Amendment") to effect a reverse stock split, in a ratio ranging from one-for-ten to one-for twenty, of all outstanding and authorized shares of our common stock. The Board of Directors reserves the right, notwithstanding stockholder approval, and without further action by the stockholders, to abandon or to delay the reverse stock split, if at any time prior to the filing of the amendment it determines, in its sole discretion, that the reverse stock split would not be in the best interests of our stockholders.

     The text that will be included in the Articles of Amendment to effect the reverse stock split in a ratio ranging from one-for-ten to one-for-twenty is as follows:

          "As of the beginning of the first business day (the "Effective Date") after the filing of this Amendment every [insert number ranging from ten to twenty] issued and outstanding and authorized shares of the Corporation's Common Stock automatically shall be combined and reconstituted into one share of Common Stock, par value $0.01 per share, of the Corporation, thereby giving effect to a one-for-[insert number ranging from ten to twenty] reverse stock split without further action of any kind (the "Reverse Stock Split"). Each holder of a certificate or certificates that immediately prior to the Effective Date represented outstanding shares of Common Stock shall be entitled to receive, upon surrender of such certificates to the Corporation for cancellation, a certificate or certificates representing the number of whole shares (rounded down to the nearest whole shares) of Common Stock held by such holder on the Effective Date after giving effect to the Reverse Stock Split. No fractional shares of Common Stock shall be issued in the Reverse Stock Split; instead, stockholders who would otherwise be entitled to fractional shares will receive a cash payment in lieu of such fraction based upon the reported closing price of the Corporation's Common Stock on the trading date immediately before the Effective Date. No other exchange, reclassification or cancellation of issued shares shall be effected by this Amendment."

     Upon this Amendment becoming effective, and if Proposal 4 regarding an increase in the number of authorized shares of common stock is not approved by the stockholders, the number of authorized shares of common stock would decrease from the current 50,000,000 shares to between 2,500,000 and 5,000,000 shares of common stock, depending on the reverse stock split ratio implemented. If both this amendment and Proposal 4 become effective, the number of authorized shares of common stock would be between 7,500,000 and 15,000,000 shares of common stock. If this Amendment does not become effective and if Proposal 4 does, then we would have 150,000,000 shares of authorized common stock. See the discussion under "Proposal 4: To Approve an Amendment to our Amended Articles of Incorporation to Increase the Number of Authorized Shares from 50,000,000 to 150,000,000 Shares, on a Pre-Split Basis" below.

     EXAMPLES. As of the Effective Date of the reverse stock split, all stockholders will own a proportionally reduced number of shares of common stock, excluding any fractional shares cancelled in exchange for cash. For example, if a stockholder owned 1,000 shares of common stock immediately prior to the effective date, then the stockholder would own 100 shares of common stock as of the Effective Date if a one-for-ten reverse stock split became effective and 50 shares of common stock as of the Effective Date if a one-for-twenty reverse stock split became effective, which reflects the same proportional ownership interest in our shares of common stock because all stockholders would have the same reduction. As a further example, if a person held a stock option or warrant for 1,000 shares with an exercise price of $0.15 per share immediately prior to the effective date, the person would hold an option or warrant for 100 shares with an exercise price of $1.50 per share as of the Effective Date in the case of a one-for-ten reverse stock split, and 50 shares with an exercise price of $3.00 per share as of the Effective Date in the case of a one-for-twenty reverse stock split; in each case, however, the holder of the option or warrant must spend $150.00 to exercise the option or warrant in full. See "Principal Effects of a Reverse Stock Split -- Common Stock" below. As discussed below under "Reasons For a Reverse Stock Split," we expect the per share market price for our common stock to increase in approximate proportion to the reverse split, although there can be no assurance that it would do so.

REASONS FOR A REVERSE STOCK SPLIT

     As of June 30, 2006, our total market value was approximately $5.6 million and we had 35,529,098 shares of common stock issued and outstanding. On such date, the closing price for our common stock on Amex was $0.16 per share. We believe that a reverse stock split may be desirable because the increased market price of our common stock expected as a result of implementing a reverse stock split should encourage investor interest and trading in our common stock and improve the marketability and liquidity of our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We recognize that the liquidity of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split. However, from January 1, 2005, through June 30, 2006, our daily trading volume, as reported by Amex, has averaged approximately 50,000 shares, and we believe that there will be sufficient post-split shares to provide adequate liquidity for our stockholders. The Board of Directors believes that the anticipated higher market price may reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

     We cannot predict, however, whether a reverse stock split would achieve the desired results. The price per share of our common stock is also a function of our financial performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the closing bid price of our common stock after a reverse stock split would increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or would increase at all, or that any increase can be sustained for a prolonged period of time.

     The proposed reverse stock split is not a first step in a "going-private" transaction. At the present time, we have no intention of effecting such a transaction.

PRINCIPAL EFFECTS OF A REVERSE STOCK SPLIT

     COMMON STOCK

     Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act. If any proposed reverse stock split is implemented, our common stock will continue to be reported on the American Stock Exchange under the symbol "DLK," but all open orders as of the effective date would be canceled by the American Stock Exchange.

     After the effective date of a reverse stock split, each stockholder will own a proportionally reduced number of shares of our common stock, as set forth in the examples above. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us, except to the extent that a reverse stock split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by a reverse stock split other than as a result of the payment of cash in lieu of fractional shares. For example, stockholders are not currently entitled to cumulative voting rights and will not be entitled to such rights following the reverse stock split. Further, the number of stockholders of record will not be affected by a reverse stock split except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after a reverse stock split, as discussed below.

     A reverse stock split will result in some stockholders -- those currently owning fewer than 1,000 to 2,000 shares, depending on the reverse stock split ratio implemented -- owning "odd-lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions on "round-lots" of even multiples of 100 shares.

     The proposed reverse stock split would change the number of authorized shares of common stock, as designated by our Amended Articles of Incorporation, from 50,000,000 shares to between 2,500,000 and 5,000,000 shares. However, if Proposal 4 also is approved, then after giving effect to the reverse stock split the number of authorized shares of common stock would be between 7,500,000 and 15,000,000 shares, depending on the reverse stock split ratio implemented.

     For illustrative purposes, the following table, which is based on 34,932,898 shares of common stock outstanding and 46,026,676 shares of common stock outstanding and reserved for issuance as of July 24, 2006, approximates the effect on our common stock of the proposed one-for-ten to one-for-twenty reverse stock split, and taking into consideration whether Proposal 4 to increase the authorized number of shares of common stock is or is not approved by the stockholders.

--------------------------------------------------------------------------  --------------------------------
                                  PRIOR TO REVERSE STOCK SPLIT                 AFTER REVERSE STOCK SPLIT
--------------------------------------------------------------------------  --------------------------------
                                           IF PROPOSAL 4     IF PROPOSAL    IF PROPOSAL 4 IS  IF PROPOSAL 4
                             CURRENT      IS NOT APPROVED   4 IS APPROVED   NOT APPROVED (1)  IS APPROVED (1)
-----------------------  ---------------  ---------------  ---------------  ---------------  ---------------
Authorized Common Stock     50,000,000       50,000,000      150,000,000       2,500,000 -      7,500,000 -
                                                                               5,000,000       15,000,000
-----------------------  ---------------  ---------------  ---------------  ---------------  ---------------
Issued and Outstanding      34,932,898       34,932,898       34,932,898       1,746,645 -      1,746,645 -
                                                                               3,493,290        3,493,290
-----------------------  ---------------  ---------------  ---------------  ---------------  ---------------
Issued, Outstanding and     46,046,673       46,046,673       46,046,673       2,302,334 -      2,302,334 -
Reserved for Issuance                                                          4,604,667        4,604,667
-----------------------  ---------------  ---------------  ---------------  ---------------  ---------------

(1) Does not reflect the cancellation of fractional shares and payment in cash in lieu thereof.

     OPTIONS, WARRANTS, CONVERTIBLE NOTES AND OTHER SECURITIES

     In addition, all outstanding options, warrants, convertible notes and other securities entitling their holders to purchase shares of our common stock would be adjusted as a result of any reverse stock split, as required by the terms of these securities. In particular, the exchange ratio for each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the one-for-ten to one-for-twenty ratio of the reverse stock split, as set forth in the above example. Also, the number of shares reserved for issuance under the existing employee stock option plans, warrant and convertible notes would be reduced proportionally based on the one-for-ten to one-for-twenty ratio of the reverse stock split.

     FRACTIONAL SHARES

     No fractional shares of common stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the one-for-ten to one-for-twenty ratio, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of our common stock on the trading date immediately preceding the effective date of the reverse stock split as reported on Amex by (ii) the number of shares of our common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.

IMPLEMENTATION AND EXCHANGE OF STOCK CERTIFICATES

     If our stockholders approve the proposal and our Board of Directors decides to effectuate a reverse stock split, we will file an amendment to our Amended Articles of Incorporation with the Secretary of State of Nevada. The reverse stock split will become effective at the time specified in the amendment -- the next business day after the filing of the amendment -- which we refer to as the Effective Date.

     As of the Effective Date of the reverse stock split, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by us after the Effective Date until they surrender their old stock certificates for exchange. All shares underlying options, warrants, convertible notes and other securities would also be automatically adjusted on the Effective Date.

     Our transfer agent, Computershare Trust Company, Inc., would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the Effective Date, stockholders and holders of securities convertible into or exercisable for our common stock would be notified of the effectiveness of the reverse stock split. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates, which will bear a different CUSIP number, reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further action to effect the exchange of their shares. No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the ratio of the reverse stock split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of material United States federal income tax consequences of a reverse stock split. It does not address any state, local or foreign income or other tax consequences. It applies to you only if you held shares of pre-reverse stock split common stock and shares of post-reverse stock split common stock as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as (i) a dealer in securities or currencies, (ii) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (iii) a bank, (iv) a life insurance company, (v) a tax-exempt organization, (vi) a person who owns shares of common stock that are a hedge or that are hedged against interest rate risks, (vii) a person who owns shares of common stock as part of a straddle or conversion transaction for tax purposes,
(viii) a foreign person, or (ix) a person whose functional currency for tax purposes is not the U.S. dollar. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, all of which are subject to change, possibly on a retroactive basis.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF A REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

     TAX CONSEQUENCES TO COMMON STOCKHOLDERS

     This discussion applies only to United States holders. A United States holder, as used herein, is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

     Other than with respect to any cash payments received in lieu of fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to a reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a new share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefore. In general, stockholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of a reverse stock split will be deemed for federal income tax purposes to have first received the fractional share interests and then to have had those fractional share interests redeemed for cash. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

     The receipt of cash instead of a fractional share of our common stock by a United States holder of our common stock will generally result in a taxable gain or loss equal to the difference between the amount of cash received and the holder's adjusted federal income tax basis in the fractional share. Gain or loss generally will be a capital gain or loss. Capital gain of a non-corporate United States holder, upon disposition of property held for more than one year generally is taxed at a maximum rate of 15%. Deductibility of capital loss is subject to limitations.

     A non-corporate stockholder that receives cash in lieu of a fractional share may be subject to backup withholding at 28% unless the stockholder provides its taxpayer identification number ("TIN") and certifies that the TIN is correct, or certifies that it is awaiting a TIN, unless an exemption applies. Backup withholding is not an additional tax. The amount of backup withholding can be credited against the United States federal income tax liability of the person subject to backup withholding, including for purposes of obtaining a refund, provided that the required information is provided to the Internal Revenue Service.

     TAX CONSEQUENCES TO THE COMPANY

     We should not recognize any gain or loss as a result of the proposed reverse stock split.

ACCOUNTING CONSEQUENCES

     The par value per share of our common stock would remain unchanged at $0.01 per share after any reverse stock split. As a result, on the Effective Date of a reverse stock split, the stated capital on the Company's balance sheet attributable to the common stock will be reduced proportionally, based on the ratio of the reverse stock split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The net income or loss per share of common stock and net book value will be increased because there will be fewer shares of the common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of a reverse stock split.

DISSENTERS' RIGHTS

     Chapter 92A.300 - 92A.500, inclusive, of the Nevada Revised Statutes provides for dissenters' rights for any amendment to the articles of incorporation that reduces the total number of shares owned by the stockholder to a fraction of a share, if the fractional share created by the amendment is to be acquired by us for cash. These provisions only apply to holders who, before the reverse split becomes effective, hold 1% or more of the outstanding shares of the affected class or series, and, who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all their outstanding shares. In our case, these provisions only apply to holders of approximately 355,290 shares pre-reverse split, and who end up with odd lots of between 9 to 19 shares, depending on the reverse split ratio implemented, or fewer shares of our common stock.

     Any such stockholder who otherwise would have been entitled to receive only a fractional share in the reverse stock split may be entitled to a judicial appraisal of the fair value of his or her fractional share. Merely voting against the reverse stock split is not sufficient to preserve a stockholder's dissenters' rights. In order to be entitled to appraisal rights under Chapter 92A, a stockholder must:


     o be within the class of stockholders who may be entitled to appraisal rights (i.e., those stockholders who would have been entitled to receive only a fractional share as they own fewer than ten to twenty shares of our common stock);

     o deliver to us, before the vote on the reverse stock split is taken, notice of the stockholder's intention to demand appraisal of his or her fractional share if the reverse stock split is effected; and

     o not vote in favor of the reverse stock split (a stockholder does not have to vote against the reverse stock split to preserve dissenters' rights).

     A stockholder's failure to vote in favor of the proposed reverse stock split will not be sufficient to satisfy the notice requirements of the statute; the stockholder must also deliver the required notice before the vote occurs.

     The foregoing summary of Chapter 92A of the Nevada Revised Statutes does not purport to be complete and is qualified in its entirety by reference to the full text of Chapter 92A.300 - 92A.500, which is set forth as Appendix A attached to this proxy statement. Stockholders who wish to exercise their statutory right of appraisal are urged to consult legal counsel for assistance in exercising their rights. Any stockholder entitled to appraisal rights who fails to comply completely and on a timely basis with all requirements of Chapter 92A for perfecting appraisal rights will lose those rights.

     BOARD RECOMMENDATION: The Board of Directors recommends a vote "FOR" approval of Proposal 3 to amend our Amended Articles of Incorporation to effect a reverse stock split, in a ratio ranging from one-for-ten to one-for-twenty, of all outstanding and authorized shares of our common stock.

                                   PROPOSAL 4:

    AMENDMENT OF OUR AMENDED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 150,000,000 (ON A PRE-
                                  SPLIT BASIS)

     We propose to amend Article IV of our Amended Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000, on a pre-split basis. As amended, Article IV of our Restated Articles of Incorporation would read as set forth below:

     "Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is: One Hundred and Fifty Million (150,000,000) shares of $0.01 par value each, which shares shall be designated "Common Stock"; and Five Million (5,000,000) shares of $0.001 par value each, which shares shall be designated "Preferred Stock", and which may be issued in one or more series at the discretion of the Board of Directors. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the power, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Business Corporation Act."

     If both Proposal 3 regarding the one-for-ten to one-for-twenty reverse stock split and Proposal 4 become effective, then as amended, Article IV of our Restated Articles of Incorporation would read as set forth below:

     "Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is: [insert number from seven million five hundred thousand to fifteen million (7,500,000 to 15,000,000)] shares of $0.01 par value each, which shares shall be designated "Common Stock"; and Five Million (5,000,000) shares of $0.001 par value each, which shares shall be designated "Preferred Stock", and which may be issued in one or more series at the discretion of the Board of Directors. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the power, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Business Corporation Act."

     As of July 24, 2006, we had no shares of preferred stock issued and outstanding, and 34,932,898 shares of common stock issued and outstanding and had reserved approximately 46,046,673 shares of common stock for issuance under existing warrants and stock options.

     Our authorized preferred stock of 5,000,000 shares would not be changed by this proposed amendment. Our preferred stock is undesignated. The Board of Directors, without stockholder approval, may issue the preferred stock with voting and conversion rights that could materially and adversely affect the voting power of the holders of common stock, and could also decrease the amount of earnings and assets available for distribution to the holders of common stock.

     The rights of additional authorized shares of common stock would be identical to shares now authorized.

     The authorization of common stock will not, in itself, have any effect on your rights as a stockholder. If the Board were to issue additional shares of common stock for other than a stock split or dividend, however, it could have a dilutive effect on our earnings per share and on your voting power in the Company, perhaps significantly.

     We believe that the proposed increase in the number of authorized shares of common stock is in the best interests of our stockholders. It is important for the Board to have the flexibility to act promptly to meet future business needs as they arise. The Company requires sufficient shares, on a readily available basis, to maintain our financing and capital raising flexibility, fund acquisitions and mergers, enable the use of employee benefit plans such as the 2005 Stock Option Plan, provide for potential stock splits and dividends and for other proper business purposes. Having a limited number of shares available severely limits our flexibility and hinders our ability to raise capital, move quickly with respect to acquisition opportunities and attract and retain employees.

     By having additional shares readily available for issuance, we will be able to act expeditiously without spending the time and incurring the expense of soliciting proxies and holding special meetings of stockholders. We have no present plans, agreements, commitments or understandings for the issuance or use of these proposed additional shares of common stock.

     The Board may issue additional shares of common stock without action on your part only if the action is permissible under Nevada corporate law and the rules of Amex, on which our common stock is listed. For example, approval by the stockholders would be required by Amex rules if the issuance of shares of common stock, or securities convertible into common stock, such as the preferred stock, would result in a change of control of the Company. Amex also requires stockholder approval before the issuance of shares in private transactions equal to 20% or more of the common stock or voting power outstanding before the issuance for less than the greater of the book value or market value of the common stock and before the issuance of shares in an acquisition equal to 20% or more of the common stock or voting power outstanding before the acquisition. Exceptions to these rules may be made upon application to Amex.

     The future issuance of additional shares of common stock also could be used to block an unsolicited acquisition through the issuance of large blocks of stock to persons or entities considered by our officers and directors to be opposed to such acquisition, which might be deemed to have an anti-takeover effect (i.e., might impede the completion of a merger, tender offer or other takeover attempt). Our management and Board could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of our independent stockholders. In fact, the mere existence of such a block of authorized but unissued shares, and the Board's ability to issue such shares without stockholder approval, might deter a bidder from seeking to acquire our shares on an unfriendly basis. We have other provisions in our Amended Articles of Incorporation, Bylaws and credit agreements that could make it more difficult for a third party to acquire us. For example, our Amended Articles of Incorporation and Bylaws provide limitations on removing a director, the ability of the Board to issue preferred stock with such voting, dividend, liquidation and other terms as the Board determines, no cumulative voting for directors, special voting requirements for certain mergers and other business combinations and special procedures for calling special meetings of the stockholders, proposing matters for stockholder approval and nominating directors.

     While the authorization of additional shares of common stock alone or together with the preceding provisions may have an anti-takeover effect, the Board does not intend or view the proposed increase in authorized common stock as an anti-takeover measure, nor are we aware of any proposed transactions of this type. We have no present plans or proposals to adopt any other provisions or enter into any other arrangements that may have material anti-takeover consequences.

     BOARD RECOMMENDATION: The Board of Directors recommends that you vote "FOR" approval of Proposal 4 to amend our Amended Articles of Incorporation to increase the number of authorized shares of common stock to 150,000,000, on a pre-split basis.

OTHER BUSINESS

     As of the date of this proxy statement, our management was not aware of any other matter to be presented at the Annual Meeting other than as set forth herein. However, if any other matters are properly brought before the Annual Meeting, the shares of our common stock represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares of our common stock represented at the meeting is necessary to approve any such matters.


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Except as otherwise disclosed herein, none of our directors or executive officers, no nominee for election as a director of our Company and no associate or affiliate of any of the foregoing persons has any substantial interest, direct or indirect, by way of beneficial ownership of shares or otherwise, in any matter to be acted upon at the Annual Meeting.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows certain information regarding the common stock beneficially owned on July 24, 2006 (the record date) for the following persons:
(i) each stockholder we know to be the beneficial owner of 5% or more of our common stock, (ii) our directors and our executive offers named in the Summary Compensation Table (see below), and (iii) all executive officers and directors as a group. As of July 24, 2006, there were 34,932,898 shares of our common stock issued and outstanding.

                                                  BENEFICIAL OWNERSHIP OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNERS* (1)        NUMBER OF SHARES       PERCENT

5% STOCKHOLDERS
Southridge Partners LP                                2,800,000(2)          8%

NAMED EXECUTIVES
Anthony LaPine                                        2,844,000(3)          8%
Pamela LaPine                                         2,844,000(4)          8%
Umair Khan                                               84,333(5)         **
Vladimir Soskov                                          80,000(6)         **
Christine Odero                                         183,000(7)         **

INDEPENDENT DIRECTORS
Mark Williams                                            29,167(8)         **
Laurence W. Murray                                       44,033(9)         **
Robert Lanz                                              59,167(8)         **

All Officers and Directors as a Group (10 Persons)    4,086,967(10)        12%


* Unless otherwise indicated, all addresses are c/o Semotus Solutions, Inc., 718 University Ave., Suite 202, Los Gatos, CA 95032.
**   Less than 1%
(1) This table is based upon information supplied by the named executive officers, directors and 5% stockholders, including filings with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in these notes and subject to the community property laws where applicable, each of the listed stockholders has sole and investment power with respect to the shares shown as beneficially owned by such stockholder. The number of shares and percentage of beneficial ownership includes shares of common stock issuable pursuant to stock options and warrants held by the person or group in question, which may be exercised or converted on July 24, 2006 or within 60 days thereafter.
(2) This information is based on a Schedule 13G filed with the SEC on June 12, 2006, regarding ownership as of June 7, 2006. In addition, Southridge Partners LP owns 2,388,500 warrants to purchase shares of our common stock at

     $0.30 per share; however, these warrants are not exercisable until November 16, 2006, which is not within 60 days of July 24, 2006, and therefore these warrants are not included in the table above.
(3) Includes 1,025,000 shares of common stock and exercisable options to purchase 1,391,000 of common stock owned directly by Mr. LaPine. Also includes 3,000 shares of common stock and exercisable options to purchase 425,000 shares of common stock owned by Mr. LaPine's wife, Pamela LaPine, the Company's Executive Vice President and President of Financial Services, as set forth below.
(4) Includes 3,000 shares of common stock and exercisable options to purchase 425,000 shares of common stock owned directly by Pamela LaPine. Also includes 1,025,000 shares of common stock and exercisable options to purchase 1,391,000 shares of common stock owned directly by Mrs. LaPine's husband, Anthony LaPine, President and Chief Executive Officer of the Company, as set forth above.
(5) Includes exercisable options to purchase 3,333 shares of common stock and 81,000 shares of restricted common stock.
(6) Includes exercisable warrants to purchase 70,000 shares of common stock and 10,000 shares of restricted common stock.
(7) Includes exercisable warrants to purchase 150,000 shares of common stock and 33,000 shares of restricted common stock.
(8)  Comprised of exercisable options to purchase shares of common stock.
(9) Includes exercisable options to purchase 40,833 shares of common stock and 3,200 shares of common stock owned directly by Mr. Murray.
(10) Includes the shares listed above as beneficially owned by the above listed Named Executive Officers and Independent Directors, and 763,267 shares of common stock underlying currently exercisable options held by other executive officers of the Company.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's officers (as defined in regulations issued by the SEC) and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such reports of ownership furnished to us and certifications from executive officers and directors, we believe that during the past fiscal year all filing requirements applicable to our directors, officers and beneficial owners of more than 10% of a registered class of our equity securities were complied with, except that a Form 5 disclosing the purchase of 3,000 shares of common stock in April of 2004 for Laurence W. Murray has not yet been filed.


                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information relating to our directors and executive officers who will continue to serve after the Annual Meeting:

NAME                     AGE   POSITION
----                     ---   --------
Anthony N. LaPine        64    Chairman of the Board and Chief Executive Officer
Pamela B. LaPine         48    President
Charles K. Dargan, II    51    Chief Financial and Accounting Officer
Taliesin Durant          35    Corporate Secretary and General Counsel
Vladimir Soskov          33    Chief Technical Officer
Christine Odero          36    VP of Engineering
Robert Lanz (1)          64    Director
Mark Williams (2)        48    Director
Laurence W. Murray (3)   66    Director

(1) Chairman of the Audit Committee; Member of the Compensation Committee and the Nominating and Corporate Governance Committee.
(2) Chairman of the Nominating and Corporate Governance Committee; Member of the Audit Committee and the Compensation Committee.
(3) Chairman of the Compensation Committee; Member of the Audit Committee and the Nominating and Corporate Governance Committee.

     There is no family relationship between any director or executive officer except that Anthony N. LaPine and Pamela B. LaPine are husband and wife. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director.

     Anthony N. LaPine began with the Company as President and one of our directors since June of 1996. In June of 1997 Mr. LaPine was elected Chief Executive Officer, and in August of 1997, Mr. LaPine was elected Chairman of the Board. In December of 2005 Mr. LaPine resigned from his position as President, but currently remains our Chief Executive Officer and Chairman of the Board. Mr. LaPine's career began at IBM where he served as a member of the engineering team that developed the modern disc drive. In 1969 he was recruited as one of the founders of Memorex's Equipment Group where he was instrumental in developing the floppy disc drive. After the sale of Memorex to Unisys, Mr. LaPine was recruited to re-engineer the Irwin/Olivetti Company, where he orchestrated the invention of the first removable cartridge tape backup in personal computers. Subsequently, he formed LaPine Technology, raised thirty million dollars and launched the 31/2-inch Winchester disk drive technology that is now the industry standard. Mr. LaPine then sold LaPine Technology, and formed the LaPine Group, a private investment and management-consulting firm. Mr. LaPine received a BSEE Cum Laude, from San Jose State University, an MSEE from the University of Santa Clara and an MBA from the University of San Francisco. He later became an alumnus of Stanford's Graduate School of Business through its Executive Program.

     Pamela LaPine began with the Company in 1996 and currently serves as our President. She is responsible for the sales, marketing, account management and strategic direction of the Company. Mrs. LaPine began as the Company's Director of Administration in 1996 and then moved to Vice President of Operations in 1997. In October of 1998 she moved into the position of Vice President of Marketing, and in 2000 was promoted to Executive Vice President of Sales and Marketing, and President of Financial Services. Pamela LaPine is a seasoned business professional with over 20 years of management experience in Silicon Valley high tech companies. She has extensive experience in corporate operations, finance, marketing and business development. Mrs. LaPine started her management career as Marketing Director at Digital Recording Corporation, and then transitioned to LaPine Technologies, where she was responsible for strategic planning. She has also held executive positions with Partners Petroleum and Olympiad Corporation. Mrs. LaPine did her undergraduate studies at the University of Utah.

     Charles K. Dargan, II is our Chief Financial and Accounting Officer. Mr. Dargan was on the Board from March 1999 to July 2002; he resigned as a member of the Board effective as of July 31, 2002. Mr. Dargan was the Executive Vice President of Operations and Administration for the Company from April 2000 to January 2001, at which time Mr. Dargan became our Chief Financial and Accounting Officer. Mr. Dargan is also currently the principal / owner of CFO911, an accounting and finance company. Prior to joining Semotus, Mr. Dargan served as a Managing Director of Corporate Finance for The Seidler Companies Incorporated, a private brokerage, investment banking and public finance firm. In addition, he was a partner and Chief Financial Officer of the investment banking firm of Ambient Capital, was a Managing Director of Corporate Finance at L.H. Friend, Weinress, Frankson & Presson, Inc., and a First Vice President at Drexel Burnham Lambert, Incorporated. His accounting and financial industry experience has made him an expert in public and private debt and equity finance, mergers and acquisitions and financial management of and planning for emerging growth companies. Mr. Dargan graduated from the University of Southern California with an MBA and an MS in Finance, and possesses an A.B. in Government and Economics from Dartmouth College. He also holds accounting and finance industry certifications of Chartered Financial Analyst (CFA) and Certified Public Accountant (CPA).

     Taliesin (Tali) Durant joined the Company in August 1999 and has been our Corporate Secretary and in-house counsel since January 2000. Ms. Durant provides legal counsel for all of our corporate, financial and business matters. She also plays a crucial role in the Company's business development and merger and acquisition strategy.

Ms. Durant possesses expertise in a number of business and legal disciplines, including those related to mergers and acquisitions, technology licensing, and software development and service contracts. Further, she is experienced in providing legal counsel in the areas of small business development, securities law matters and intellectual property safeguards. Ms. Durant is a member of the California State Bar Association, having earned a Juris Doctor degree at Northwestern School of Law at Lewis and Clark College. While completing her final year of law school at Santa Clara University School of Law, Ms. Durant received the Cali Excellence for the Future Award for excellent achievement in the study of technology licensing. Ms. Durant also earned a Bachelor of Arts in Economics from Connecticut College.

     Vladimir Soskov is the Chief Technical Officer at Semotus. Prior to his appointment to CTO of Semotus Solutions, Mr. Soskov served as Chief Software Architect at Clickmarks, where he architected and developed the Clickmarks Dynamic Content & State Recognition Engine. Previously, he was a Senior Software Engineer at Wordwalla, where he developed groundbreaking bitmap font compression algorithms (patent pending), and developed a full featured multilingual input & display engine for over 60 languages. Prior to Wordwalla, Mr. Soskov was a Principal Software Engineer for the team that wrote the Strawberry Prolog compiler at Dobrev Ltd. He received his BS and MS in Mathematics from the University of Sofia, Bulgaria where he went on to do academic work towards his PhD in Higher Recursion Theory.

     Ms. Odero, who formerly served as the VP on Engineering for Clickmarks, has over ten years of experience as an engineering executive with focused expertise in both hardware and software development. Prior to joining Clickmarks in 1999, Ms. Odero worked on a team that developed the first ASIC router produced by the Nokia IPRG division, and also co-founded and served on leadership team of a technology start-up company. She possesses extensive knowledge of several programming languages, including Java and C, as well as scripting, operating systems, web design and many other software applications. Ms. Odero received both a BS and MS in Electrical Engineering from Massachusetts Institute of Technology

     Robert Lanz has served on our Board and as Chairman of our Audit Committee since November of 2001. Mr. Lanz has over 35 years of accounting and management experience. Mr. Lanz is Managing Director of the Silicon Valley office of The Financial Valuation Group, a business valuation consulting and litigation services firm, Managing Partner of RAMP Partners, LLC, an accounting and financial management consulting firm, and Senior Advisor to CBIZ Northern California, an accounting and consulting firm. Mr. Lanz is a certified public accountant and a graduate of UCLA. From 1998 to 2000, he was an audit and business advisory partner with BDO Seidman, LLP, an international accounting and consulting firm, and Meredith, Cardozo, Lanz & Chiu, LLP. Mr. Lanz previously retired from KPMG LLP, after a 27-year career with that firm, where he was an audit and SEC reviewing partner. He has also served as chief financial officer of public and private companies, including a successful IPO.

     Mark Williams joined our Board on August 1, 2002. Mr. Williams has over 20 years of accounting and management experience. Mr. Williams is currently a self employed certified public accountant in the area of income tax. From 2000 to 2002 Mr. Williams was CFO and a General Partner of University Technology Ventures. Previously, from 1990 to 2000, he was a Partner at Ruzzo, Scholl and Murphy Accountancy Corporation. For eight years before that, Mr. Williams was a tax manager at Price Waterhouse. Mr. Williams is a member of the American Institute of Certified Public Accountants. Mr. Williams filed a Chapter 7 petition under the federal bankruptcy laws on September 29, 2004, which was discharged on December 29, 2004.

     Laurence W. Murray joined our Board on November 19, 2002. Mr. Murray has over 30 years of experience in finance, accounting and management. Currently, Mr. Murray is a professor of finance and international business at the University of San Francisco, as well as a consultant, specializing in corporate planning and financial strategy. Mr. Murray is also an adjunct professor of international business at the University of California, Berkeley. Mr. Murray holds a Ph.D. in economics and finance from Clark University, a M.S. in economics from the University of Missouri, and a B.A. in business from the University of Northern Iowa.

MEETINGS OF THE BOARD OF DIRECTORS AND BOARD COMMITTEES.

     The Board currently consists of four members. The Board held four (4) meetings during fiscal year 2006, and executed 20 unanimous consents in lieu of holding directors' meetings. Each of the directors appointed at that time attended all meetings of the Board, except Mr. Murray, who missed one meeting. During fiscal year 2006, the non-management directors have met in executive sessions without the presence of management as required from time to time.

     Our Board has not adopted a formal policy regarding directors' attendance at our annual meeting of the stockholders. However, our directors are strongly encouraged to attend the Annual Meeting. All of our directors attended our 2005 Annual Meeting.

     The standing committees of the Board include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was formed in November of 2003. All members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent directors as such term is defined in the applicable listing standards imposed by the American Stock Exchange.

     AUDIT COMMITTEE. The Audit Committee currently consists of Messrs. Lanz, Williams and Murray, with Mr. Lanz as its chairman. Mr. Lanz was elected to the Board and to the Audit Committee in November of 2001. The Board has considered whether the members of the Audit Committee satisfy the additional "independence" and "financial literacy" requirements for Audit Committee members as set forth in the Item 7(d)(3)(iv) of Schedule 14A and as adopted in the applicable listing standards imposed by the American Stock Exchange. The Board has concluded that all current members of the Audit Committee satisfy these heightened independence requirements. The Board has also determined that Mr. Lanz is an audit committee financial expert and is independent of management, as required under Section 407 of the Sarbanes-Oxley Act of 2002. The Board believes that Mr. Lanz is qualified to be an "audit committee financial expert".

     The Audit Committee's responsibilities are described in a written charter adopted by the Board of Directors. The Audit Committee Charter was amended in fiscal year 2005. The Audit Committee serves as the representative of the Board for the general oversight of our affairs in the area of financial accounting and reporting, and its underlying internal controls. The Audit Committee makes recommendations to the Board concerning the engagement of independent accountants; reviews with the independent accountants the plans, scope and results of the audit engagement; approves professional services provided by the independent accountants; considers the range of audit and non-audit fees; verifies that auditors are independent of management and are objective in their findings; reviews the annual CPA audit and recommendations of internal controls and related management responses; reviews the audit reports with management and the auditor; oversees the internal audit function and the accounting and financial reporting processes of our company; and monitors management's efforts to correct deficiencies described in any audit examination.

     The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of our company concerns regarding questionable accounting or auditing matters.

     The Audit Committee held a total of five meetings during fiscal year 2006, which were attended by all of the Audit Committee members appointed at that time, except Laurence Murray who missed two audit committee meetings. A report of the Audit Committee which discusses the activities of the Audit Committee in more detail can be found on page __ of this proxy statement. The Audit Committee Charter, as amended, is available on our website at www.semotus.com, the content of which website is not incorporated by reference into, or considered a part of, this document.

     COMPENSATION COMMITTEE. The Compensation Committee currently consists of Messrs. Lanz, Williams and Murray, with Mr. Murray as its chairman. All members of the Compensation Committee are independent directors, as defined under the applicable listing standards imposed by the American Stock Exchange. The Compensation Committee determines the compensation of senior executive officers (such as the Chief Executive Officer and Chief Financial Officer), subject, if the Board so directs, to the Board's further ratification of the compensation; determines the compensation for other officers or delegates such determinations to the chief executive officer; grants options, stock or other equity interests under our stock option or other equity-based incentive plans; and administers those plans and, where such plans specify, our other employee benefit plans.

     The Compensation Committee held one meeting during fiscal year 2006 and executed one unanimous consent in lieu of holding a committee meeting. A copy of the Charter of the Compensation Committee, which became effective in February of 2003, is available on our website at www.semotus.com, the content of which website is not incorporated by reference into, or considered a part of, this document.

     NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee was formed in November of 2003. The Nominating and Corporate Governance Committee currently consists of Messrs. Lanz, Williams and Murray, with Mr. Williams as its chairman. All members of the Nominating and Corporate Governance Committee are independent directors, as defined under the applicable listing standards imposed by the American Stock Exchange.

     The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become board members, in determining the composition of the board of directors and its committees, in monitoring a process to assess board effectiveness and in developing and implementing the Company's corporate governance guidelines.

     The Nominating and Corporate Governance Committee held one meeting during fiscal year 2006. A copy of the Charter of the Nominating and Corporate Governance Committee, which became effective in November of 2003, is available on our website at www.semotus.com, the content of which website is not incorporated by reference into, or considered a part of, this document.

DIRECTOR NOMINEE CRITERIA AND PROCESS

     The Nominating and Corporate Governance Committee is responsible for reviewing and recommending nominees to the Board, which is responsible for approving director candidates for nomination by the Board. The Nominating and Corporate Governance Committee unanimously recommended the nominees for election to the Board for the 2006 Annual Meeting. The Committee's objective, pursuant to its charter, is to assist the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing our corporate governance guidelines.

     In considering director candidates, the Committee will consider, among other things, those individuals who have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. Our Nominating and Corporate Governance Committee did not pay a third party to identify or evaluate potential nominees in fiscal 2005 or with respect to the current slate. However, the Committee will take suggestions from many sources, including, but not limited to, stockholders or third-party search firms.

STOCKHOLDER NOMINATIONS FOR DIRECTORS

     Our stockholders may submit candidates for consideration as director nominees. All candidate submissions must comply with the requirements of our certificate of incorporation and bylaws, as well as the requirements of the Securities Exchange Act of 1934. Our Bylaws contain certain time limitations and procedures for stockholder nominations of directors. Any stockholder who intends to bring before an annual meeting of stockholders any nomination for director shall deliver a written notice to the Secretary of our company setting forth specified information with respect to the stockholder and additional information as would be required under Regulation 14A under the Exchange Act and Rule 14a-8 for a proxy statement used to solicit proxies for such nominee. In general, the notice must be delivered not less than one hundred and twenty (120) days prior to the first anniversary of the preceding year's mailing date of the annual meeting's proxy statement.

DIRECTOR COMPENSATION

     Except for reimbursement for reasonable travel expenses relating to attendance at Board meetings and discretionary grants of stock options, our directors are not compensated for their services as directors. Directors who are employees are eligible to participate in our equity incentive plan. In fiscal year 2006, we did not grant any additional options to any directors.

     The following table identifies all stock options that we have granted to our current non-employee directors since June 1996.

                          NUMBER OF
NON-EMPLOYEE          SHARES UNDERLYING    EXERCISE         GRANT DATE /
DIRECTOR                 OPTIONS (#)       PRICE ($)        EXPIRATION DATE

Robert Lanz               10,000 (1)        $  0.15       11/5/2001 / 11/5/2006
                          10,000 (2)        $  0.15        6/3/2002 / 6/3/2007
                          30,000 (3)        $  0.14       2/24/2003 / 2/24/2008
                          10,000 (3)        $  0.24       11/5/2004 / 11/5/2008
Mark Williams             10,000 (4)        $  0.15        8/1/2002 / 8/1/2007
                          10,000 (3)        $  0.12        4/1/2003 / 4/1/2008
                          10,000 (3)        $  0.24       11/5/2004 / 11/5/2008
Laurence Murray           10,000 (5)        $  0.17      11/19/2002 / 11/19/2007
                          10,000 (3)        $  0.14       2/24/2003 / 2/24/2008
                          10,000 (3)        $  0.24       11/5/2004 / 11/5/2008


(1) These options were repriced on November 6, 2001, May 16, 2002 and again on October 23, 2002, and are all exercisable as of March 31, 2003.
(2) These options were repriced on October 23, 2002, and vest as to 50% one year from the date of grant, or on June 3, 2003, and the remaining 50% vest one year thereafter, or on June 3, 2004.
(3) These options vest monthly as to 1/24th for two years and have an exercise price equal to the closing market price on the date of grant.
(4) These options are all immediately exercisable as of the grant date, and were repriced on October 23, 2002.
(5) These options are all immediately exercisable as of the grant date, and have an exercise price equal to the closing market price on the date of grant, November 19, 2002.


                             EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION. The following table sets forth the compensation for the fiscal years ended March 31 2004, 2005 and 2006 awarded to, earned by or paid to our chief executive officer and the four other most highly paid executive officers, as applicable. We refer to these officers as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                    LONG TERM COMPENSATION

                                                                                              SECURITIES
                                                                   OTHER ANNUAL  RESTRICTED   UNDERLYING
                                    FISCAL                         COMPENSATION    STOCK       OPTIONS/       ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR   SALARY ($)  BONUS ($)    ($) (1)     AWARDS (2)  WARRANTS (#)  COMPENSATION ($)
----------------------------------  ------  ----------  ---------  ------------  ----------  ------------  ----------------
Anthony LaPine                       2006   $  234,000      --     $     12,000       --             --    $    3,392(6)
   Chairman and Chief                2005   $  216,000      --     $     11,949       --             --    $    3,392(6)
   Executive Officer                 2004   $  216,000      --     $      9,022       --       500,000(5)  $   81,175(6)(7)

----------------------------------  ------  ----------  ---------  ------------  ----------  ------------  ----------------
Pamela LaPine                        2006   $  120,800      --     $     12,000       --             --           --
   President (3)                     2005   $  112,050      --     $     11,969       --             --           --
                                     2004   $  108,000      --     $     13,995       --        40,000(5)         --

----------------------------------  ------  ----------  ---------  ------------  ----------  ------------  ----------------
Vladimir Soskov                      2006   $  117,509      --               --       --        70,000            --
   Chief Technical Officer

----------------------------------  ------  ----------  ---------  ------------  ----------  ------------  ----------------

----------------------------------  ------  ----------  ---------  ------------  ----------  ------------  ----------------
Christine Odero                      2006   $  108,087      --               --  $    3,492    150,000            --
   Vice President of
   Engineering

----------------------------------  ------  ----------  ---------  ------------  ----------  ------------  ----------------
Umair Khan                           2006   $  143,905      --               --  $   14,278    380,000            --
   Chief Operating Officer (4)
----------------------------------  ------  ----------  ---------  ------------  ----------  ------------  ----------------

(1)  Represents automobile allowances and / or mileage reimbursements.

(2) On June 23, 2005 we granted shares of restricted common stock to certain named executive officers as follows: Ms. Odero - 8,953 shares and Mr. Khan
     - 36,609 shares. All such shares vested immediately. If we were to pay dividends on our common stock, the holders of the restricted shares would be eligible to receive such dividends. The values shown in the above table are based on the closing price of $0.39 per share for our common stock on the date of grant, June 23, 2005, as reported by Amex. As of March 31, 2006, these shares had the following values, based on the closing price of our common stock of $0.21 per share on March 31, 2006, the last trading day of the year, as reported by Amex: Mr. Khan - $7,688; Ms. Odero - $1,880.

     Subsequently, on June 23, 2006, we granted additional shares of restricted common stock to certain named executive officers as follows: Mr. Khan - 44,391; Ms. Odero - 24,047 shares and Mr. Soskov - 10,000 shares. On June 23, 2006, these shares had the following values, based on the closing price of our common stock of $0.18 per share on the date of grant, as reported by
     Amex: Mr. Khan - $7,990; Ms. Odero - $4,328 and Mr. Soskov - $1,800.

     The restricted shares as listed above in this Footnote and Mr. LaPine's shares, as listed in the Beneficial Ownership Table on page ___ of this proxy statement are the only restricted shares currently owned by the Named Executive Officers.

(3) Ms. LaPine was Executive Vice President of Sales and Marketing during our fiscal years 2004, 2005 and part of FY2006. On December 14, 2005 she was appointed President.

(4) Mr. Khan was President of Clickmarks, Inc., one of our wholly owned subsidiary companies, from the date we acquired Clickmarks, June 23, 2005. On December 14, 2005, Mr. Khan also became our Chief Operating Officer. On May 5, 2006 Mr. Khan resigned from both of these positions and was appointed to our Advisory Board. As of June 5, 2006, one month after his resignation, his warrant to purchase 380,000 shares of our common stock at $0.39 per share terminated because it was not exercised. On June 23, 2006, Mr. Khan was issued additional shares of restricted common stock as part of his severance arrangement and certain transition assistance - see Footnote 2 above for details.

(5) Represents new options granted to purchase shares of common stock under the Company's 1996 Stock Option Plan during fiscal year 2004, 400,000 of which were granted on May 16, 2003 to Anthony LaPine, 100,000 of which were granted on July 27, 2003 to Anthony LaPine, and 40,000 of which were granted to Pamela LaPine on July 24, 2003.

(6) RRepresents premiums paid for a life insurance policy taken out by the Company on Mr. LaPine.

(7) $77,783 of this total amount represents the Company's forgiveness of certain loans to Anthony LaPine for the purchase of stock; these promissory notes did not result in the Company lending cash to Mr. LaPine.

     STOCK OPTION/WARRANT GRANTS. No stock options were granted in fiscal year 2006 to any of the Named Executive Officers. The following table provides information on warrants granted in fiscal year 2006 to each of the Named Executive Officers. All warrants were granted at fair market value of our common stock on the date of grant.

                      NUMBER OF        % OF TOTAL
                     SECURITIES     OPTIONS/WARRANTS
                     UNDERLYING        GRANTED TO       EXERCISE
                  OPTIONS/WARRANTS    EMPLOYEES IN      PRICE PER     EXPIRATION
NAME                   GRANTED         FISCAL YEAR        SHARE          DATE
----------------  ----------------  ----------------  --------------  ----------
Umair Khan             380,000             22%            $0.39        6/05/2006
----------------  ----------------  ----------------  --------------  ----------
Christine Odero        150,000 (1)          9%            $0.39        6/23/2015
----------------  ----------------  ----------------  --------------  ----------
Vladimir Soskov         70,000 (1)          4%            $0.39        6/23/2015
----------------  ----------------  ----------------  --------------  ----------

(1) These warrants became vested in full on June 23, 2006, and will expire ten years from the date of grant, or, one month after employment terminates, whichever is earlier.

     AGGREGATE STOCK OPTION EXERCISES. The following table sets forth certain information concerning individual exercises of stock options during the fiscal year ended March 31, 2006, of which there were none, and the shares represented by outstanding options held by each of the Named Executive Officers as of March 31, 2006.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                     SHARES    VALUE    NUMBER OF SHARES           VALUE OF
                    ACQUIRED  REALIZED      UNDERLYING            UNEXERCISED
                       ON              UNEXERCISED OPTIONS       IN-THE-MONEY
                    EXERCISE            AT MARCH 31, 2005           OPTIONS
                                           EXERCISABLE/        AT MARCH 31, 2005
                                          UNEXERCISABLE          EXERCISABLE/
                                                               UNEXERCISABLE (1)
NAME                 (#)         ($)            (#)                   ($)
Anthony N. LaPine    -0-         -0-      1,391,000 / -0-        35,640 / -0-
Pamela LaPine        -0-         -0-        425,000 / -0-        15,400 / -0-
Umair Kahn           -0-         -0-        332,500 / 47,500         -0-/-0-
Christine Odero      -0-         -0-         75,000 / 75,000         -0-/-0-
Vladimir Soskov      -0-         -0-         35,000 / 35,000         -0-/-0-

(1) Options are "in the money" to the extent the closing price of our common stock on March 31, 2006 exceeded the exercise price of the options. The value of unexercised options represents the difference between the exercise price of net options and $0.21, which was the closing price of our common stock on March 31, 2006.



STOCK OPTION PLANS

     We currently have two authorized stock option plans, the 1996 Stock Option Plan, as amended, which terminated in June of 2006, and the 2005 Stock Option Plan, which will terminate in July of 2015. Descriptions of the two Stock Option Plans are located under FootNote 10 of our Annual Report on Form 10-KSB, a copy of which is included with this proxy statement.

SUMMARY INFORMATION CONCERNING STOCK OPTION PLANS

     The following table sets forth certain information relating to our stock option plans as of March 31, 2006:

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                        NUMBER OF
                                                                                       SECURITIES
                                                                                        REMAINING
                                                                                      AVAILABLE FOR
                                                                                     FUTURE ISSUANCE
                                                                                      UNDER EQUITY
                                                                      WEIGHTED-       COMPENSATION
                                            NUMBER OF SECURITIES       AVERAGE      PLANS (EXCLUDING
                                              TO BE ISSUED UPON    EXERCISE PRICE      SECURITIES
                                                 EXERCISE OF       OF OUTSTANDING     REFLECTED IN
                                             OUTSTANDING OPTIONS       OPTIONS         COLUMN (a))
PLAN CATEGORY                 PLAN NAME              (a)                 (b)               (c)
-------------------------  -----------------  -----------------  -----------------  -----------------
Equity Compensation        The 1996 Stock             3,570,134      $  0.28             371,166
plans approved by          Option Plan
security holders
-------------------------  -----------------  -----------------  -----------------  -----------------
                           The 2005 Stock
                           Option Plan                       --           --           3,000,000
-------------------------  -----------------  -----------------  -----------------  -----------------
Clickmarks Warrants (1)          --                   1,000,000      $ 0.39                   --
-------------------------  -----------------  -----------------  -----------------  -----------------
-------------------------  -----------------  -----------------  -----------------  -----------------
TOTAL                                                 4,570,134      $ 0.30             3,371,166
-------------------------  -----------------  -----------------  -----------------  -----------------

(1) As part of the acquisition of Clickmarks, Inc., various Clickmarks employees were retained by our Company. As a hiring and retention incentive, in lieu of issuing stock options under the Company's stock option plan, we issued warrants to this group of employees to purchase up to a total of 1,000,000 shares of our common stock at an exercise price of $0.39 per share, which was the closing price of our common stock on June 23, 2005, the date the acquisition closed and their date of hire, vesting over a one year period and having a ten year term.

INDEBTEDNESS OF DIRECTORS, OFFICERS AND OTHERS

     Our directors, senior officers, and their associates were not indebted to us or to any of our subsidiaries at any time since the beginning of our last completed fiscal year.

EMPLOYMENT AGREEMENTS

The Company entered into a three-year employment agreement with Anthony LaPine, our CEO, which became effective on May 1, 1996, and was extended to May 1, 2005. The agreement automatically renews for one year terms unless notice is provided by either party. As of May 1, 2006, no notice had been given by either party, and therefore, the agreement has automatically renewed for an additional one year term ending May 1, 2007. According to the agreement, Mr. LaPine receives a base salary of $240,000 per year, plus discretionary increases in conformity with the Company's standard review procedure. However, on May 1, 2002, Mr. LaPine voluntarily, along with all other employees with an annual salary of $50,000 or greater, took a ten percent salary reduction. As of June 15, 2005 his base salary was re-instated. However, as of March 31, 2006 Mr. LaPine took a voluntary salary reduction in the amount of $24,000 per year. Mr. LaPine is also given a car allowance that is not to exceed $1,000 a month. Mr. LaPine receives health, dental and vision insurance, but contributes the same percentage towards the monthly premium as all of our employees. If we terminate Mr. LaPine's employment agreement prior to the end of the current term for reasons other than disability, or if Mr. LaPine terminates the agreement for "good reason" as defined in the agreement, we are required to continue paying the salary and other benefits for the duration of the term of the agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective May 1, 1996, the Company entered into a three year employment agreement with our Chief Executive Officer, Anthony LaPine. This agreement was extended to May 1, 2004. The agreement automatically renews for one year terms unless notice is provided by either party. As of May 1, 2006, no notice had been given by either party, and therefore, the agreement has automatically renewed for an additional one year term ending May 1, 2007.

     Effective January 2005 we entered into an independent contractor agreement with a company located in Pakistan to provide us with certain engineering services. This Pakistani company is partially owned by Mr. Umair Khan, who was our Chief Operating Officer from December 14, 2005 to May 5, 2006 and who was the Chairman and President of Clickmarks, Inc., one of our wholly owned subsidiaries, from 1999 until May 5, 2006. Mr. Khan is currently on our Advisory Board and as of June 30, 2006 holds 81,000 shares of our restricted common stock.


                             AUDIT COMMITTEE REPORT

                  At the time of this Report, the Audit Committee of the Board consists of three directors who are not employees of the Company or any of its subsidiaries. The Board believes that all the members of our Committee are "independent directors" as defined under applicable listing standards imposed by the American Stock Exchange.

     The Board has modified its written Audit Committee Charter. A copy of the revised Charter is attached as Attachment A.

     Our Committee has met and held discussions with management and the independent auditors at the time of such meeting, LL Bradford & Company, LLC. As a part of this process, we have:

     o reviewed and discussed the audited financial statements with management,

     o discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), and

     o received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence.

     Based on the review and discussions referred to above, our committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006, for filing with the SEC.

                    Audit Committee Of The Board Of Directors

/s/ Robert Lanz
Robert Lanz
CHAIRMAN

/s/ Mark Williams
Mark Williams

/s/ Laurence W. Murray
Laurence W. Murray

       INFORMATION REGARDING THE FEES PAID TO L.L. BRADFORD & COMPANY, LLC
                      DURING THE YEAR ENDING MARCH 31, 2005

AUDIT FEES

     The aggregate fees billed for professional services rendered to our Company by L.L. Bradford & Company, LLC for the years ended March 31, 2005 and 2006 were:

     ------------------------------------     --------     --------
                                                2005         2006
     ------------------------------------     --------     --------
     Audit fees                               $ 36,000     $ 36,000
     ------------------------------------     --------     --------
     Audit-related fees:
     ------------------------------------     --------     --------
           SEC filings review and consent           --           --
     ------------------------------------     --------     --------
     Total audit and audit-related fees       $ 36,000     $ 36,000
     ------------------------------------     --------     --------
     Tax fees                                       --           --
     ------------------------------------     --------     --------
     All other fees                                 --           --
     ------------------------------------     --------     --------
     ------------------------------------     --------     --------
     Total fees                               $ 36,000     $ 36,000
     ------------------------------------     --------     --------


     The aggregate fees billed for all audit-related services rendered by L.L. Bradford & Company, LLC for the years ended March 31, 2005 and 2006 (see chart above under heading "Audit-related fees") related to the review of various SEC filings and correspondence, such as Form S-3s. No other professional services were rendered or fees were billed by L.L. Bradford & Company, LLC for the most recent fiscal year or for the year ending March 31, 2005.

     The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by the Company's independent accountants are submitted to the Audit Committee. Requests for all non-audit related services require pre-approval form the Audit Committee.

                        CORPORATE GOVERNANCE INFORMATION

     Stockholders can access our corporate governance information, including our Code of Ethics for Principal Executive Office and Senior Financial Officers and the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, at our website, www.semotus.com , the content of which website is not incorporated by, referenced into, or considered a part of, this document.

                             ADDITIONAL INFORMATION

     THE COMPANY'S 2006 ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS FOR THE YEAR ENDED MARCH 31, 2006, IS BEING DISTRIBUTED TO ALL STOCKHOLDERS OF THE COMPANY TOGETHER WITH THIS PROXY STATEMENT, IN SATISFACTION OF THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION. ADDITIONAL COPIES OF THE REPORT, EXCEPT FOR EXHIBITS, ARE AVAILABLE AT NO CHARGE UPON REQUEST. TO OBTAIN ADDITIONAL COPIES OF THE ANNUAL REPORT ON FORM 10-KSB, PLEASE CONTACT SEMOTUS SOLUTIONS, 718 UNIVERSITY AVE., SUITE 202, LOS GATOS, CA 95032, OR AT TELEPHONE NUMBER (408) 399-6120.

                    COMMUNICATING WITH THE BOARD OF DIRECTORS

     The Board does not currently have a formal process for security holders to send communications to the Board. We, however, encourage stockholders to communicate directly with the Board as a whole, with non-management directors or with specified individual directors, by sending correspondence to the Secretary at 718 University Ave., Suite 202, Los Gatos, CA 95032.

     Under our Company's Bylaws, stockholders may propose business to be brought before an annual meeting. In order for a stockholder to submit a proposal for consideration at our annual meeting, the stockholder must fulfill the requirements set forth in our by-laws and Rule 14a-8 under the Securities Exchange Act of 1934 setting forth specified information with respect to the stockholder and additional information as would be required under Regulation 14A under the Exchange Act and Rule 14a-8 for a proxy statement used to solicit proxies for such nominee. In general, the notice must be delivered not less than one hundred and twenty (120) days prior to the first anniversary of the preceding year's mailing date of the annual meeting's proxy statement.

     If you intend to propose any matter for action at our 2007 Annual Meeting of Stockholders and wish to have the proposal included in our proxy statement, you must submit your proposal to the Secretary of Semotus Solutions at 718 University Ave., Suite 202, Los Gatos, CA 95032, not later than 5:00 p.m. Pacific Standard Time on or before April 8, 2007. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Only then can we consider your proposal for inclusion in our proxy statement and proxy relating to the 2007 Annual Meeting. We will be able to use proxies you give us for the next year's meeting to vote for or against any stockholder proposal that is not included in the proxy statement at our discretion unless the proposal is submitted to us on or before April 8, 2007.

/s/ Anthony N. LaPine
Anthony N. LaPine
CHIEF EXECUTIVE OFFICER

Los Gatos, California
July 25, 2006

                                      PROXY

                             SEMOTUS SOLUTIONS, INC.
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Anthony N. LaPine with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of Semotus Solutions, Inc. held of record by the undersigned on July 24, 2006, at the Annual Meeting of Shareholders to be held at the Company's offices located at 718 University Ave., Suite 202, Los Gatos, CA 95032, on Thursday, September 21, 2006, at 2:30 p.m., Pacific Time or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEMOTUS SOLUTIONS, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

     SHARES OF COMPANY STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ON THE REVERSE SIDE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-KSB.

                        (To be signed on the other side)

SEMOTUS SOLUTIONS, INC.
718 UNIVERSITY AVE.
SUITE 202
LOS GATOS, CA 95032
ATTN: TALI DURANT

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have the enclosed proxy card in hand when you access the web site. You will be prompted to enter a 12-digit Control Number to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have the enclosed proxy card in hand when you call. You will be prompted to enter the 12-digit Control Number and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date the enclosed proxy card and return it in the postage-paid envelope we have provided or return it to Semotus Solutions, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE     SEMTS1         KEEP THIS PORTION FOR YOUR
OR BLACK INK AS FOLLOWS:                              RECORDS DETACH AND RETURN
                                                      THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEMOTUS SOLUTIONS, INC.

1. Election of four (4) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified:

     01) Anthony N. LaPine, 02) Robert Lanz, 03) Mark Williams,
     04) Laurence W. Murray

     For    Withhold     For All    To withhold authority to vote, mark "For All
     All      All        Except:    Except" and write the nominee's number on
     [_]      [_]         [_]       the line below.
                                    ____________________________________________

VOTE ON PROPOSALS

2. The ratification of the appointment of L.L. Bradford & Company, as the Company's independent accountants for the fiscal year ending March 31, 2007.

     For    Against     Abstain
     [_]      [_]         [_]


3. The approval of an amendment to the Company's Amended Articles of Incorporation to effect a reverse stock split in a ratio ranging from one-for-ten to one-for-twenty of all its issued, outstanding and authorized shares of its common stock.

     For    Against     Abstain
     [_]      [_]         [_]

4. The approval of an amendment to the Company's Amended Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000 (on a pre-split basis).

     For    Against     Abstain
     [_]      [_]         [_]


5. The transaction of such other business as may properly come before the meeting or any adjournment thereof.


     Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.



-----------------------------------------       --------------------------------
Signature [PLEASE SIGN WITHIN BOX]   Date       Signature (Joint Owners) Date

                                   APPENDIX A

                           RIGHTS OF DISSENTING OWNERS

     NRS 92A.300 DEFINITIONS. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.
     (Added to NRS by 1995, 2086)

     NRS 92A.305 "BENEFICIAL STOCKHOLDER" DEFINED. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
     (Added to NRS by 1995, 2087)

     NRS 92A.310 "CORPORATE ACTION" DEFINED. "Corporate action" means the action of a domestic corporation.
     (Added to NRS by 1995, 2087)

     NRS 92A.315 "DISSENTER" DEFINED. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
     (Added to NRS by 1995, 2087; A 1999, 1631)

     NRS 92A.320 "FAIR VALUE" DEFINED. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
     (Added to NRS by 1995, 2087)

     NRS 92A.325 "STOCKHOLDER" DEFINED. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.
     (Added to NRS by 1995, 2087)

     NRS 92A.330 "STOCKHOLDER OF RECORD" DEFINED. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.
     (Added to NRS by 1995, 2087)

     NRS 92A.335 "SUBJECT CORPORATION" DEFINED. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
     (Added to NRS by 1995, 2087)

     NRS 92A.340 COMPUTATION OF INTEREST. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.
     (Added to NRS by 1995, 2087)

     NRS 92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP.
A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
     (Added to NRS by 1995, 2088)

     NRS 92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED-LIABILITY COMPANY. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
     (Added to NRS by 1995, 2088)

     NRS 92A.370 RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION.
     1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.
     2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
     (Added to NRS by 1995, 2088)

     NRS 92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.
     1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:
     (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:
         (1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or
         (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.
     (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.
     (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
     (d) Any corporate action not described in paragraph (a), (b) or (c) that will result in the stockholder receiving money or scrip instead of fractional shares.
     2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.
     (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204)

     NRS 92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.
     1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:
     (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or
     (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:
         (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:
             (I) The surviving or acquiring entity; or
             (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or
         (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

     2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.
     (Added to NRS by 1995, 2088)

     NRS 92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.
     1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.
     2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:
     (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and
     (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.
     (Added to NRS by 1995, 2089)

     NRS 92A.410 NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.
     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.
     2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.
     (Added to NRS by 1995, 2089; A 1997, 730)

     NRS 92A.420  PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.
     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:
     (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
     (b) Must not vote his shares in favor of the proposed action.
     2. If a proposed corporate action creating dissenters' rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters' rights must not consent to or approve the proposed corporate action.
     3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
     (Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204)

     NRS 92A.430 DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.
     1. The subject corporation shall deliver a written dissenter's notice to all stockholders entitled to assert dissenters' rights.
     2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:
     (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
     (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
     (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;
     (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and
     (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.
     (Added to NRS by 1995, 2089; A 2005, 2205)

     NRS 92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.
     1.  A stockholder to whom a dissenter's notice is sent must:
     (a) Demand payment;
     (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and
     (c) Deposit his certificates, if any, in accordance with the terms of the notice.
     2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.
     3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.
     (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

     NRS 92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.
     1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
     2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.
     (Added to NRS by 1995, 2090)

     NRS 92A.460  PAYMENT FOR SHARES: GENERAL REQUIREMENTS.
     1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
     (a) Of the county where the corporation's registered office is located; or
     (b) At the election of any dissenter residing or having its registered office in this State, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.
     2.  The payment must be accompanied by:
     (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;
     (b) A statement of the subject corporation's estimate of the fair value of the shares;
     (c) An explanation of how the interest was calculated;
     (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and
     (e) A copy of NRS 92A.300 to 92A.500, inclusive.
     (Added to NRS by 1995, 2090)

     NRS 92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.
     1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.
     2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.
     (Added to NRS by 1995, 2091)

     NRS 92A.480 DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.
     1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.
     2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.
     (Added to NRS by 1995, 2091)

     NRS 92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.
     1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
     2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the State, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.
     3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
     4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
     5. Each dissenter who is made a party to the proceeding is entitled to a judgment:
     (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
     (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
     (Added to NRS by 1995, 2091)

     NRS 92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.
     1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
     2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
     (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
     (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
     3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
     4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
     5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.
     (Added to NRS by 1995, 2092)